Exhibit 3.23

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 1984, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CHAPPELL WILTON INC.” TO “CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.”, FILED THE FIFTH DAY OF SEPTEMBER, A.D. 1985, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ HARRIET SMITH WINDSOR
		Harriet Smith Windsor, Secretary of State

2049406 8100H		AUTHENTICATION:	2876728

040036262		DATE:	01-16-04

1

FILED

NOV 29 1984 9 AM
CERTIFICATE OF INCORPORATION
/s/ [ILLEGIBLE]
OF	SECRETARY OF STATE

CHAPPELL WILTON INC.

FIRST: The name of the corporation is: Chappell Wilton Inc.

SECOND: The address of its registered office in the State of Delaware is 306 South State Street, Dover, Delaware 19901.  The name of the registered agent at such address is United States Corporation Company, County of Kent.

THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock and the par value of each such share is $1.00.

FIFTH: The name and mailing address of the incorporator is as follows:

Name:	Mailing Address:

Patricia N. Epstein	c/o Zimet, Haines, Moss & Friedman 460 Park Avenue New York, New York 10022

SIXTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

SEVENTH:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

EIGHTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock of the corporation.

NINTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the corporation in the State of Delaware.  Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

2

TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

3

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 29 day of November, 1984.

/s/ PATRICIA N. EPSTEIN
Patricia N. Epstein
Incorporator

4

CERTIFICATE OF AMENDMENT

OF	FILED

CERTIFICATE OF INCORPORATION	SEP 5 1985 9 AM

OF	/s/ [ILLEGIBLE]
SECRETARY OF STATE
CHAPPELL WILTON INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation Law
of the State of Delaware.

The undersigned, being the President and Secretary of Chappell Wilton Inc., a corporation existing under the laws of the State of Delaware, (the “Corporation”), hereby certify as follows:

1.             (a)  The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation.

(b)  To effect the foregoing, Article FIRST of said Certificate of Incorporation is amended to read, as follows:

“FIRST:  The name of the corporation is: Chappell and Intersong Music Group (Germany) Inc.”

2.             This amendment has been duly adopted by the written consent of the sole stockholder of the Corporation and the unanimous written consent of the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 22nd day of August, 1985.

/s/ GOETZ KISO
Goetz Kiso
President

ATTEST:

/s/ RUDOLF LOY
Rudolf Loy
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 05/14/1996
FILED 10:00 AM 05/14/1996 SRV 960139406 - 2049406 FILE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Chappell and Intersong Music Group (Germany) Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

The present registered agent of the corporation is the United States Corportion Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of  “THE COMPANY”. adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Joan T. Pincus, Assistant Secretary this 14th day of May, 1996.

By:	/s/ JOAN T. PINCUS, ASSISTANT SECRETARY
JOAN T. PINCUS, ASSISTANT SECRETARY